UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2007
CAVIUM NETWORKS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)
805 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 623-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01	Entry into a Material Definitive Agreement.
2007 Executive Bonus Plan
On July 17, 2007, the compensation committee of the Board of Directors of Cavium Networks, Inc. (the “Company”) awarded bonus payments to its executive officers for the first half of 2007 and established the terms of the Company’s executive bonus plan for the second half of 2007 (the “2007 Bonus Plan”). Under the 2007 Bonus Plan, cash bonuses, if any, for services to be performed in 2007 are based on the achievement of certain corporate financial goals. These bonuses are designed to attract, motivate and reward the Company’s executive officers and are at the discretion of the Company’s Board of Directors or the compensation committee.
Under the 2007 Bonus Plan, bonuses may range from zero to the target bonus amount for each executive officer. The target bonus for each executive officer is established by the compensation committee. For the first half of 2007, the compensation committee awarded bonus payments to Messrs. Ali, Chadwick, Jain and Khemani of $25,000, $10,000, $10,000 and $10,000, respectively. The Committee set target bonus amounts for the second half of 2007 for Messrs. Ali, Chadwick, Jain and Khemani of $25,000, $10,000, $10,000 and $25,000, respectively. The target bonuses for all executive officers are based solely on the Company’s financial performance. The Company’s Board of Directors and compensation committee reserve the right to modify these criteria at any time, to grant bonuses in excess of the maximum target amounts, or to grant bonuses to the participants even if the financial performance goals are not met.
A summary of the 2007 Bonus Plan is filed with this report as Exhibit 99.1. The foregoing description of the 2007 Bonus Plan is subject to, and qualified in its entirety by, the summary of the 2007 Bonus Plan.
Item 2.02	Results of Operations and Financial Condition.
On July 18, 2007, the Company issued a press release announcing its financial results for the second quarter of 2007. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
The information under Item 12 of this report, including Exhibit 99.2 hereto, shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information and the accompanying exhibit shall not be incorporated by reference into filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2007, Kris Chellam tendered his resignation as chair of the audit committee of the Board of Directors of the Company, effective July 18, 2007. Mr. Chellam’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On July 17, 2007, Anthony Thornley was appointed as chair of the audit committee, effective July 18, 2007.
Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

99.1	Cavium Networks, Inc. 2007 Executive Bonus Plan

99.2	Press release entitled “Cavium Networks Announces Financial Results for Q2 2007,” dated July 18, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, Inc.
Dated: July 18, 2007	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Cavium Networks, Inc. 2007 Executive Bonus Plan

99.2	Press release entitled “Cavium Networks Announces Financial Results for Q2 2007,” dated July 18, 2007.